Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-139535, 333-109669, 333-106292 and 333-106292-01) and on Form S-8 (Nos. 333-139529, 33-54993, 333-57220, 333-16201, 333-34776, 333-45084, 333-45082, 333-37392, 333-107013, 333-69079, 333-121152, 333-121153, and 333-121155 ) of Energy East Corporation of our report dated February 28, 2007, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2007